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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genesco, Inc.

We consent to the incorporation by reference in the registration statements listed below of Genesco, Inc. of our report dated March 5, 2004, with respect to the consolidated balance sheets of Hat World Corporation and Subsidiaries. as of January 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the Current Report on Form 8-K/A of Genesco, Inc. dated June 15, 2004:

      1. Form S-8, Registration No. 333-15835 pertaining to the Genesco Inc. 1987 Stock Option Plan

      2. Form S-8, Registration No. 333-30828 pertaining to the Genesco Inc. 1987 Stock Option Plan

      3. Form S-8, Registration No. 333-35329 pertaining to the Genesco Inc. 1987 Stock Option Plan

      4. Form S-8, Registration No. 333-50248 pertaining to the Genesco Inc. 1987 Stock Option Plan

      5. Form S-8, Registration No. 333-94249 pertaining to the Genesco Inc. 1987 Stock Option Plan

      6. Form S-8, Registration No. 333-62653 pertaining to the Genesco Inc. 1996 Employee Stock Purchase Plan

      7. Form S-8, Registration No. 333-08463 pertaining to the Genesco Inc. 1996 Stock Incentive Plan

      8. Form S-8, Registration No. 333-104908 pertaining to the Genesco Inc. 1996 Stock Incentive Plan

      9. Form S-3, Registration No. 333-109019 pertaining to the registration of convertible subordinated debentures, shares of common stock and allocated rights to purchase subordinated serial preferred stock filed on January 8, 2004

/s/ KPMG LLP

Indianapolis, IN
June 11, 2004